Exhibit 99.77Q(1)


                                                              LORD ABBETT [LOGO]


                         EXPENSE REIMBURSEMENT AGREEMENT

This Expense Reimbursement Agreement (this "Agreement") is made and entered into this 1st day of October 2006 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Municipal Income Fund, Inc. ("Municipal Income Fund") with respect to the Lord Abbett National Tax-Free Income Fund, Lord Abbett California Tax-Free Income Fund, Lord Abbett Connecticut Tax-Free Income Fund, Lord Abbett Hawaii Tax-Free Income Fund, Lord Abbett Minnesota Tax-Free Income Fund, Lord Abbett Missouri Tax-Free Income Fund, Lord Abbett New Jersey Tax-Free Income Fund, Lord Abbett New York Tax-Free Income Fund, Lord Abbett Texas Tax-Free Income Fund, and Lord Abbett Washington Tax-Free Income Fund (each a "Fund").

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1. With respect to the Lord Abbett National Tax-Free Income Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses (excluding interest and related expenses associated with the Fund's investments in residual interest bonds) exceed or would otherwise exceed an annual rate, based on the Fund's average daily net assets, of (a) ninety-five basis points (0.95%) for Class A shares of the Fund, (b) one hundred sixty basis points (1.60%) for Class B shares of the Fund, (c) one hundred sixty basis points (1.60%) for Class C shares of the Fund, and (d) one hundred five basis points (1.05%) for Class P shares of the Fund for the time period set forth in paragraph 4 below.

2. With respect to each of the Lord Abbett California Tax-Free Income Fund, Lord Abbett New York Tax-Free Income Fund, and Lord Abbett Washington Tax-Free Income Funds, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses (excluding interest and related expenses associated with the Fund's investments in residual interest bonds) exceed or would otherwise exceed an annual rate, based on the Fund's average daily net assets, of
      (a) ninety-five basis points (0.95%) for Class A shares of the Fund, (b) one hundred sixty basis points (1.60%) for Class C shares of the Fund, and
      (c) one hundred five basis points (1.05%) for Class P shares of the Fund for the time period set forth in paragraph 4 below.

3. With respect to each of the Lord Abbett Connecticut Tax-Free Income Fund, Lord Abbett Hawaii Tax-Free Income Fund, Lord Abbett Minnesota Tax-Free Income Fund, Lord Abbett Missouri Tax-Free Income Fund, Lord Abbett New Jersey Tax-Free Income Fund, and Lord Abbett Texas Tax-Free Income Fund, Lord Abbett agrees to bear directly and/or reimburse the Fund for expenses if and to the extent that Total Operating Expenses (excluding interest and related expenses associated with the Fund's investments in residual interest bonds) exceed or would otherwise exceed an annual rate, based on the Fund's average daily net assets, of (a) ninety-five basis points (0.95%) for Class A shares of the Fund, and (b) one hundred five basis points (1.05%) for Class P shares of the Fund for the time period set forth in paragraph 4 below.

4. Lord Abbett's commitments described in paragraphs 1, 2 and 3 will be effective from October 1, 2006 through January 31, 2008.

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IN WITNESS WHEREOF, Lord Abbett and Municipal Income Fund have caused this
Agreement to be executed by a duly authorized member and officer, respectively, on the day and year first above written.


                              LORD ABBETT MUNICIPAL INCOME FUND, INC.


                              By: /s/ Christina T. Simmons
                                  --------------------------------------
                                  Christina T. Simmons
                                  Vice President and Assistant Secretary



                              LORD, ABBETT & CO. LLC


                              By: /s/ Lawrence H. Kaplan
                                  --------------------------------------
                                  Lawrence H. Kaplan
                                  Member and General Counsel